CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Putnam Asset Allocation Funds of our report dated October 11, 2021, relating to the financial statements and financial highlights of Putnam Multi-Asset Income Fund (formerly Putnam Income Strategies Portfolio), which appears in such Registration Statement. We also consent to the references to us under the headings “Financial highlights” and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 12, 2022